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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  September 24, 2004
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                    Pennsylvania Real Estate Investment Trust
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             (Exact Name of Registrant as Specified in its Charter)


         Pennsylvania                        1-6300              23-6216339
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  (State or Other Jurisdiction            (Commission          (IRS Employer
of Incorporation or Organization)         File Number)       Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania            19102
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        (Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (215) 875-0700
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01    OTHER EVENTS.

         On September 24, 2004, Pennsylvania Real Estate Investment Trust ("PREIT") completed the sale of five malls to Lightstone Real Estate Partners, LLC. The sale price was approximately $110.7 million. The Company does not expect to record a gain or loss from the sale. The net cash proceeds from the sale of the malls were approximately $108.5 million after closing costs and adjustments and were used to pay down PREIT's line of credit. The outstanding balance under PREIT's line of credit after this transaction is approximately $112.0 million.

         The five malls, totaling 2.6 million square feet, were among six malls identified as non-core assets at the time of the merger with Crown American Realty Trust in 2003 and, in post-merger financial statements of PREIT, have been classified as assets held for sale/discontinued operations in accordance with applicable accounting rules. The five malls are: Bradley Square Mall in Cleveland, Tennessee; Martinsburg Mall in Martinsburg, West Virginia; Mount Berry Square Mall in Rome, Georgia; Shenango Valley Mall in Hermitage, Pennsylvania; and West Manchester Mall in York, Pennsylvania. The sixth non-core mall, Schuylkill Mall in Frackville, Pennsylvania, will continue to be held for sale by PREIT.

         Two of the malls sold, Martinsburg Mall and West Manchester Mall, had served as part of the collateral pool that secures a mortgage with GE Capital Corporation. In connection with the closing, these properties were released from the collateral pool and replaced by Northeast Tower Center in Philadelphia, Pennsylvania and Jacksonville Mall in Jacksonville, North Carolina.

         For the 12 months ended June 30, 2004, the average in-line sales of the five malls were $243 per square foot, which was $80 per square foot below the average in-line sales for PREIT's other malls (including those acquired in the Crown merger) for that period.

         PREIT also announced that on August 31, 2004, it sold its 60% ownership interest in Rio Grande Mall, a 166,000 square feet strip center in Rio Grande, New Jersey, to Freeco Development LLC, an affiliate of its joint venture partner in this property, for net proceeds of $4.1 million. PREIT is expected to record a gain of approximately $1.5 million in the third quarter of 2004 from this transaction.

         The foregoing statements include certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this Current Report on Form 8-K to reflect new information, future events or otherwise. Investors are also directed to consider the risks and uncertainties discussed in documents PREIT has filed with the Securities and Exchange Commission and, in particular, PREIT's Annual Report on Form 10-K for the year ended December 31, 2003.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST



Date: September 28, 2004            By: /s/ Jonathan B. Weller
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                                        Jonathan B. Weller
                                        Vice Chairman










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